Exhibit 99

Sypris Joins the Russell 2000® Index

LOUISVILLE, Ky.--(BUSINESS WIRE)--June 28, 2012--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today announced that it has been added to the Russell 2000® Index effective June 22, 2012 as a result of the annual reconstitution of Russell’s family of indexes. Inclusion in the Russell 2000 Index is determined by total market capitalization.

“We are pleased to be added to the Russell 2000 Index, which reflects our positive momentum,” said President and Chief Executive Officer, Jeffrey T. Gill. “We believe our inclusion in the Russell 2000 will help increase visibility with investors and institutions that rely on the Russell indexes as part of their investment strategy, providing us with the opportunity to expand our shareholder base."

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. In the institutional marketplace, an industry-leading $3.9 trillion in assets currently are benchmarked to them. Russell calculates more than 80,000 benchmarks daily covering approximately 98 percent of the investable market globally, 83 countries and more than 10,000 securities. These investment tools originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

Total returns data for the Russell 2000 and other Russell Indexes are available at http://www.russell.com/indexes/data/US_Equity/Russell_US_Index_returns.asp.

Sypris Solutions is a diversified provider of outsourced services and specialty products. The Company performs a wide range of manufacturing, engineering, design and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies in the markets for truck components and assemblies and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: declining revenues in our aerospace and defense business lines as we transition from legacy products and services into new market segments and technologies; dependence on, recruitment or retention of key employees; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; U.S. government spending on products and services that our Electronics Group provides, including the timing of budgetary decisions; our ability to develop new products and programs within the Electronics Group; cyber security threats and disruptions; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including capitalized pre-contract costs related to the development of a replacement for certain aerospace and defense products; potential liabilities associated with discontinued operations, including post-closing indemnifications or claims related to business or asset dispositions; our inability to successfully launch or sustain new or next generation programs or product features, especially in accordance with budgets or committed delivery schedules; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions (in each case including FCPA, OSHA and Federal Acquisition Regulations, among others); inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; pension valuation, health care or other benefit costs; labor relations; strikes; union negotiations; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; breakdowns, relocations or major repairs of machinery and equipment; changes or delays in government or other customer budgets, funding or programs; potential weaknesses in internal controls over financial reporting and enterprise risk management; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; the costs and supply of debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, compliance with covenants; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure or to identify environmental or other insurable risks; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Chief Financial Officer